WEAVER & MARTIN

Securities and Exchange Commission

Washington, DC 20549

Ladies and Gentlemen:

We have issued our report dated February 1, 2008, accompanying the financial statements of Ricky’s Board Shop, Inc. for the years ended December 31, 2007 and 2006.  We hereby consent to the incorporation by reference of said report on the Registration Statement of Ricky’s Board Shop, Inc. on Form SB-2 to be filed with the US Securities and Exchange Commission.

We also consent to the reference to Weaver & Martin, LLC under the caption “Experts” in said registration statement.

/s/ Weaver & Martin, LLC

Weaver & Martin, LLC

Kansas City, Missouri

March 15, 2008

Certified Public Accountants & Consultants

411 Valentine, Suite 300

Kansas City, Missouri 64111

Phone: (816) 756-5525

Fax: (816) 756-2252